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                                                                Exhibit 11.1




                            ASCENT PEDIATRICS, INC.
                Computation of pro forma and historical net loss
                                per Common Share

Pro Forma

  For the year ended December 31, 1996
        Common stock outstanding, beginning of year............    197,838
        Cheap stock shares relating to SAB No 83(1)............  1,387,413
        Assumed conversion of common stock(2)..................  2,798,957
                                                                 ---------
                                                                 4,384,208
                                                                 =========

Historical

  For the year ended December 31, 1994
        Common stock outstanding, beginning of year............    197,625
        Cheap stock shares relating to SAB No 83(1)............  1,387,413
        Weighted average common stock issued during 1994.......         10
                                                                 ---------
                                                                 1,585,048
                                                                 =========

  For the year ended December 31, 1995
        Common stock outstanding, beginning of year............    197,838
        Cheap stock shares relating to SAB No 83(1)............  1,387,413
        Weighted average common stock issued during 1995.......         --
                                                                 ---------
                                                                 1,585,251
                                                                 =========

  For the year ended December 31, 1996
        Common stock outstanding, beginning of year............    197,838
        Cheap stock shares relating to SAB No 83(1)............  1,387,413
                                                                 ---------
                                                                 1,585,251
                                                                 =========

------------
(1) In accordance with SEC Staff Accounting Bulletin ("SAB No. 83"), issuances of Common Stock equivalents (preferred stock, common stock, stock options and warrants) one year prior to the initial filing date of this registration statement at share prices below the public offering price of $12.00 per share "Cheap Stock"), are considered to have been made in anticipation of the contemplated public offering for which this registration statement was prepared and have been included as if the shares were outstanding for all periods presented until the effectiveness of the initial public offering using the treasury stock method at the assumed public offering price of $12.00 per share.

(2) Assumes the conversion of all outstanding shares of Common Stock, except those Convertible Preferred Stock shares which qualify as Cheap Stock shares relating to SAB No. 83.